EXHIBIT 99.1

  [ATMOS ENERGY CORPORATION LETTERHEAD AND LOGO APPEAR HERE]


Date:   May 31, 2000                    Investor Contacts:
                                        Lynn Hord     (972) 855-3729
                                        Carol Knies   (972) 855-3116

For Release:  Immediately               Media Contact:
                                        Randy Hicks   (972) 855-3720


 Atmos Energy Corporation Completes Acquisition of Southwestern
                Energy's Missouri Gas Operations

Dallas, Texas - Atmos Energy Corporation (NYSE: ATO) today announced that it had completed the acquisition of the Missouri Natural Gas distribution assets of Associated Natural Gas, a division of Arkansas Western Gas, which is a wholly-owned subsidiary of Southwestern Energy Corporation (NYSE: SWN)

The acquisition was announced in October 1999 and was previously approved by the Missouri Public Service Commission and the Federal Energy Regulatory Commission. The Missouri operations will be operated by the United Cities Gas Company division of Atmos Energy Corporation.

"The successful completion of this acquisition increases our presence in Missouri by more than 48,000 customers and provides economies of scale which will result in a greater competitive advantage," said Robert W. Best, Chairman, President and Chief Executive Officer of Atmos Energy Corporation. "United Cities has a proven track record of delivering gas safely and dependably for more than 66 years and is looking forward to serving a broader segment of Missouri with their special brand of customer service."

All statements, other than historical financial information and statements of historical facts included in this press release may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934. These statements reflect the Company's current views made in good faith with respect to future events and performance. Actual results may differ materially from those suggested in any such forward-looking statements as a result of certain risks and uncertainties. A discussion of these risks and uncertainties is included in the Company's periodic reports filed with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended September 30, 1999.

Atmos Energy Corporation of Dallas, Texas, distributes natural gas and propane to more than one million customers in 13 states through its operating divisions - Energas Company, Greeley Gas Company, Trans Louisiana Gas Company, United Cities Gas Company, Western Kentucky Gas Company and United Cities Propane Gas, Inc.
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